UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

 Date of Report (Date of earliest event reported): April 24, 2019

MOUNTAIN HIGH ACQUISITIONS CORP.

COLORADO	333-175825	27-3515499
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6501 E. Greenway Parkway #103-412

Scottsdale, Arizona 85254

(Address of principal executive offices)

(760) 413-3927

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act of 1933 (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(e) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

To secure working capital for future operations, on April 24, 2019, Mountain High Acquisitions Corp. (“MYHI”) entered into a Securities Purchase Agreement with St. George Investments, LLC (“St. George”). In connection with this agreement, MYHI issued to St. George a 10% convertible promissory note (the “Note”) in the principal amount of $112,500, due on April 23, 2020. The Note is convertible into common stock at 65% of the average of the two lowest closing bid prices for MYHI’s common stock during the twenty trading days immediately preceding the date of the conversion, subject to adjustment as provided in the Note. The Note contains a 10% original issue discount. The note may be prepaid by MYHI on the terms set forth in the Note.

The foregoing description of the terms of the Securities Purchase Agreement and the Note does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable agreements/instrument, copies of which are filed with this Form 8-K and incorporated herein by reference.

ITEM 3.02 Unregistered Sales of Equity Securities

The information provided in Item 1.01 is incorporated by reference in this Item 3.02.

The issuance of the Note and the shares issuable upon any conversion or exercise thereof, were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. For these issuances, the Company relied on the exemption from federal registration under Section 4(a)(2) of the Securities Act and/or Rule 506 promulgated thereunder, based on the Company’s belief that the offer and sale of such securities did not involve a public offering.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits	Document Description

	4.01	St. George Investments Convertible Promissory Note
	10.01	St. George Investments Securities Purchase Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2019	Mountain High Acquisitions Corp. By: /s/ Alan Smith Alan Smith, Chief Executive Officer